As filed with the Securities and Exchange Commission on April 8, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WORTHINGTON INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Ohio	31-1189815
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

200 Old Wilson Bridge Road

Columbus, Ohio 43085

(614) 438-3210

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dale T. Brinkman, Esq.	Copy to:
Vice President – Administration, General Counsel and Secretary Worthington Industries, Inc. 200 Old Wilson Bridge Road Columbus, Ohio 43085 (614) 438-3210	Elizabeth T. Farrar, Esq. Vorys, Sater, Seymour and Pease LLP 52 East Gay Street Columbus, Ohio 43215 (614) 464-6400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (1)
Common Shares, without par value
Debt Securities
Total

(1)	An indeterminate number or amount of each identified class of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, the registrant is deferring payment of the registration fee.

PROSPECTUS

WORTHINGTON INDUSTRIES, INC.

Common Shares

Debt Securities

We may offer from time to time, in one or more offerings, common shares, debt securities or any combination thereof. The debt securities will be senior debt securities.

This prospectus describes the general terms of the securities we may offer and the general manner in which we may offer the securities. Each time we offer securities, we will provide a prospectus supplement or other offering material that will describe the specific terms of the securities offered and the specific manner in which we will offer the securities.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement or other offering material. The prospectus supplement and other offering material may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement, any other offering material and the additional information described under the heading “Where You Can Find More Information” carefully before you make your investment decision.

Our common shares are listed on the New York Stock Exchange under the symbol “WOR.” On April 7, 2010, the last reported sale price of our common shares was $16.48 per share. Unless we state otherwise in the applicable prospectus supplement, we will not list any debt securities on any securities exchange.

We may offer and sell the securities directly to purchasers or to or through underwriters, dealers or agents. The applicable prospectus supplement will provide the names of any underwriters, dealers or agents, the specific terms of the plan of distribution, any over-allotment option and any applicable underwriting discounts and commissions.

Investing in our securities involves risk. See the “Risk Factors” section on page 4 of this prospectus, as well as the risk factors disclosed in our periodic reports filed with the Securities and Exchange Commission and in the applicable prospectus supplement or other offering material.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 8, 2010.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time. This prospectus describes the general terms of the securities we may offer and the general manner in which we may offer the securities. Each time we offer securities, we will provide a prospectus supplement or other offering material that will describe the specific terms of the securities offered and the specific manner in which we will offer the securities. The prospectus supplement or other offering material may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or other offering material, you should rely on the information in the prospectus supplement or other offering material. You should read this prospectus, the applicable prospectus supplement, any free writing prospectus prepared by or on behalf of us and any other offering materials, together with the information described under the heading “Where You Can Find More Information,” before deciding whether to invest in any of the securities offered.

Because we are a well-known seasoned issuer, as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), we may add to and offer additional securities, including secondary securities, by filing a prospectus supplement or term sheet with the SEC at the time of the offer.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement, free writing prospectus or other offering material filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different, additional or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or in any prospectus supplement, free writing prospectus or other offering material is accurate as of any date other than the date of the applicable document or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since any such date.

Unless the context otherwise requires, references to “Worthington,” the “Company,” “we,” “our” and “us” and similar terms mean Worthington Industries, Inc. and its subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein may contain “forward-looking statements” as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect our current expectations, estimates or projections concerning future results or events. These statements are generally identified by the use of forward-looking words or phrases such as “believe,” “expect,” “anticipate,” “may,” “could,” “intend,” “estimate,” “plan,” “foresee,” “likely,” “will,” “should” or other similar words or phrases. Forward-looking statements may include, without limitation, statements relating to:

•	business plans or future or expected growth, performance, sales, volumes, cash flows, earnings, balance sheet strengths, debt, financial condition or other financial measures;

•	projected working capital needs;

•	demand trends for us or our markets;

•	pricing trends for raw materials and finished goods and the impact of pricing changes;

•	anticipated capital expenditures and asset sales;

•	anticipated improvements and efficiencies in costs, operations, sales, inventory management, sourcing and the supply chain;

•	projected timing, results, benefits, costs, charges and expenditures related to acquisitions, head count reductions and facility dispositions, shutdowns and consolidations;

•	the alignment of operations with demand;

•	the ability to operate profitably and generate cash in down markets;

•	the ability to capture and maintain margins and market share and to develop or take advantage of future opportunities, new products and markets;

•	expectations for Company and customer inventories, jobs and orders;

•	expectations for the economy and markets or improvements in the economy or markets;

•	expected benefits from transformation plans, cost reduction efforts and other new initiatives;

•	expectations for improving earnings, margins or shareholder value;

•	effects of judicial rulings; and

•	other non-historical matters.

Because they are based on beliefs, estimates and assumptions, forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected. Any number of factors could affect actual results, including, without limitation, those that follow:

•	the effect of national, regional and worldwide economic conditions generally and within major product markets, including a prolonged or substantial economic downturn;

•	the effect of conditions in national and worldwide financial markets;

•	product demand and pricing;

•	changes in product mix, product substitution and market acceptance of our products;

•	fluctuations in pricing, quality or availability of raw materials (particularly steel), supplies, transportation, utilities and other items required by operations;

•	effects of facility closures and the consolidation of operations;

•	the effect of financial difficulties, consolidation and other changes within the steel, automotive, construction and other industries in which we participate;

•	failure to maintain appropriate levels of inventories;

•	financial difficulties (including bankruptcy filings) of original equipment manufacturers, end-users and customers, suppliers, joint venture partners and others with whom we do business;

•	the ability to realize targeted expense reductions from head count reductions, facility closures and other cost reduction efforts;

•	the ability to realize other cost savings and operational, sales and sourcing improvements and efficiencies, and other expected benefits from transformation initiatives, on a timely basis;

•	the overall success of, and the ability to integrate, newly-acquired businesses and achieve synergies from such acquisitions;

•	capacity levels and efficiencies within facilities and within the industry as a whole;

•

the effect of disruption in the business of suppliers, customers, facilities and shipping operations due to adverse weather, casualty events, equipment breakdowns, labor issues, acts of war, terrorist activities or other causes;

•	changes in customer demand, inventories, spending patterns, product choices and supplier choices;

•	risks associated with doing business internationally, including economic, political and social instability and foreign currency exposure;

•	the ability to improve and maintain processes and business practices to keep pace with the economic, competitive and technological environment;

•	adverse claims experience with respect to workers compensation, product recalls or product liability, casualty events or other matters;

•	deviation of actual results from estimates and/or assumptions used by us in the application of our significant accounting policies;

•	level of imports and import prices in our markets;

•	the impact of judicial rulings and governmental regulations, both in the United States and abroad; and

•	other risks described from time to time in our filings with the SEC or incorporated by reference below under the heading “Risk Factors.”

We note these factors for investors as contemplated by the Private Securities Litigation Reform Act of 1995. It is impossible to predict or identify all potential risk factors. Consequently, you should not consider the foregoing list to be a complete set of all potential risks and uncertainties. Any forward-looking statements included or incorporated by reference in this prospectus are based on current information as of the date of this prospectus or the respective document incorporated herein by reference, and we assume no obligation to correct or update any such statements in the future, except as required by applicable law. All subsequent written and oral forward-looking statements concerning the matters addressed in this prospectus and attributable to us or any person acting on our behalf are qualified by these cautionary statements.

RISK FACTORS

Investing in our securities involves significant risks. Before you decide to invest in our securities, you should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated herein by reference from our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC, and the risk factors contained under the “Risk Factors” heading in any applicable prospectus supplement. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks. See also the discussion under the heading “Forward-Looking Statements.”

THE COMPANY

Worthington Industries, Inc. is a corporation formed under the laws of the State of Ohio. Founded in 1955, we are primarily a diversified metal processing company, focused on value-added steel processing and manufactured metal products. Our manufactured metal products include: pressure cylinders products such as propane, refrigerant, oxygen, hand torch and camping cylinders, scuba tanks and helium balloon kits; light gauge steel framing for commercial and residential construction; framing systems and stairs for mid-rise buildings; current and past model automotive service stampings; and, through joint ventures, suspension grid systems for concealed and lay-in panel ceilings and laser welded blanks. We have three reportable business segments: (1) Steel Processing; (2) Metal Framing; and (3) Pressure Cylinders. Other operating segments, which are immaterial for purposes of separate disclosure, include Automotive Body Panels, Steel Packaging, Worthington Mid-Rise Construction, Worthington Military Construction and Worthington Stairs. We also hold equity positions in eight joint ventures.

The Steel Processing business segment consists of the Worthington Steel business unit (“Worthington Steel”), and includes Precision Specialty Metals, Inc., a specialty stainless processor, and Spartan Steel Coating, LLC, a consolidated joint venture which operates a cold-rolled hot dipped galvanizing line. Worthington Steel is one of the largest independent intermediate processors of flat-rolled steel in the United States. Worthington Steel serves customers principally in the automotive, construction, lawn and garden, hardware, furniture, office equipment, electrical control, tubing, leisure and recreation, appliance, agricultural, HVAC, container and aerospace markets.

The Metal Framing business segment consists of the Dietrich Metal Framing business unit (“Dietrich”). The Metal Framing business segment designs and produces metal framing components and systems and related accessories for the commercial and residential construction markets principally within the United States. Dietrich’s customers consist primarily of wholesale distributors, commercial and residential building contractors and mass merchandisers.

The Pressure Cylinders business segment consists of the Worthington Cylinders business unit (“Worthington Cylinders”), and includes Structural Composites Industries, LLC, a leading manufacturer of U.S. Department of Transportation-approved lightweight, aluminum-lined, composite-wrapped high-pressure cylinders. Worthington Cylinders produces a diversified line of pressure cylinders, including low-pressure liquefied petroleum gas and refrigerant gas cylinders, high-pressure and industrial/specialty gas cylinders, aluminum-lined, composite-wrapped high-pressure cylinders, airbrake tanks and certain consumer products.

For additional information concerning our business and our financial results and condition, please refer to the documents incorporated by reference in this prospectus. See “Incorporation of Certain Documents by Reference.”

Our principal executive offices are located at 200 Old Wilson Bridge Road, Columbus, Ohio 43085, and our telephone number is (614) 438-3210. We maintain a website at www.worthingtonindustries.com where general information about us is available. The information on our website is not a part of this prospectus or any applicable prospectus supplement or other offering material.

DESCRIPTION OF DEBT SECURITIES

The debt securities that we may offer by this prospectus consist of unsecured notes, debentures or other evidences of indebtedness of the Company (collectively, the “Debt Securities”). The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any prospectus supplement may relate. The particular terms of the Debt Securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the prospectus supplement or other offering material relating to such Debt Securities. Accordingly, for a description of the terms of a particular issue of Debt Securities, reference must be made to the prospectus supplement and such other offering material relating thereto and to the following description.

The Debt Securities will be general obligations of the Company and will be senior debt of the Company. Debt Securities will be issued under an indenture (the “Indenture”) between the Company and U.S. Bank National Association (the “Trustee”). The following discussion of certain provisions of the Indenture is a summary only and does not purport to be a complete description of the terms and provisions of the Indenture. The Indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The following discussion is qualified in its entirety by reference to the provisions of the Indenture. The Indenture is subject to any amendments or supplements that we may enter into from time to time, as permitted under the Indenture. Except as otherwise defined in this prospectus, capitalized terms used in this prospectus have the meanings given to them in the Indenture.

General

The Indenture does not limit the aggregate principal amount of Debt Securities that can be issued thereunder. The Debt Securities may be issued in one or more series as may be authorized from time to time by the Company. You should read the prospectus supplement and any other offering material relating to a particular series of Debt Securities for any or all of the following terms of the series of Debt Securities offered by that prospectus supplement and this prospectus:

•	the title of the Debt Securities of the series;

•	any limit on the aggregate principal amount of the Debt Securities of the series that may be authenticated and delivered under the Indenture;

•	the date or dates on which the principal and premium with respect to the Debt Securities of the series are payable;

•

the rate or rates (which may be fixed or variable) at which the Debt Securities of the series shall bear interest (if any) or the method of determining such rate or rates, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable (in the case of Registered Securities), and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•

the place or places, if any, in addition to or instead of the corporate trust office of the Trustee where the principal, premium, and interest with respect to Debt Securities of the series shall be payable;

•

the price or prices at which, the period or periods within which, and the terms and conditions upon which Debt Securities of the series may be redeemed, in whole or in part, at the option of the Company or otherwise;

•

the obligation, if any, of the Company to redeem, purchase or repay Debt Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which, the period or periods within which, and the terms and conditions upon which Debt Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

•	whether the Debt Securities will be convertible into or exchangeable for any other securities and the applicable terms and conditions;

•	if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which Debt Securities of the series shall be issuable;

•

if the amount of principal, premium or interest with respect to the Debt Securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•

if the principal amount payable at the stated maturity of the Debt Securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and, if necessary, the manner of determining the equivalent thereof in United States currency;

•	any changes or additions relating to the discharge, defeasance and covenant defeasance described below under the heading “—Satisfaction and Discharge of the Indenture; Defeasance;”

•

if other than the coin or currency of the United States, the coin or currency or currencies or units of two or more currencies in which payment of the principal, premium and interest with respect to the Debt Securities of the series will be payable;

•

if other than the principal amount, the portion of the principal amount of the Debt Securities of the series that will be payable upon declaration of acceleration of maturity or provable in bankruptcy;

•	the terms, if any, of the transfer, mortgage, pledge or assignment as security for the Debt Securities of the series of any properties, assets, moneys, proceeds, securities or other collateral;

•

any addition to or change in the Events of Default with respect to the Debt Securities of the series and any change in the right of the Trustee or the holders to declare the principal of and interest on such Debt Securities due and payable;

•	the terms, if any, of any guarantee of the payment of principal of and interest on the Debt Securities of the series;

•

the applicability of, and any changes in or additions to, the covenants and definitions set forth in the Indenture or the terms of the Indenture relating to consolidation, merger, sale or conveyance described below under the heading “—Consolidation, Merger and Sale of Assets;”

•	any trustees, authenticating or paying agents, transfer agents or registrars;

•

if the Debt Securities of the series shall be issued in whole or in part in the form of a Global Security, the terms and conditions, if any, upon which such Global Security may be exchanged in whole or in part for other individual Debt Securities in definitive registered form and the Depositary for such Global Security;

•	with regard to Debt Securities of the series that do not bear interest, the dates for certain required reports to the Trustee; and

•	any other terms of the Debt Securities of the series which are not prohibited by the provisions of the Indenture.

The prospectus supplement will also describe any material United States federal income tax consequences or other special considerations applicable to the series of Debt Securities to which such prospectus supplement relates, including those applicable to (1) Debt Securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies or commodities), (2) Debt Securities with respect to which principal, premium or interest is payable in a foreign or composite currency, (3) Debt Securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates (“Original Issue Discount Debt Securities”) and (4) variable rate Debt Securities that are exchangeable for fixed rate Debt Securities.

Payments of interest on Debt Securities may be made at the option of the Company by check mailed to the registered holders thereof or, if so provided in the applicable prospectus supplement, at the option of a holder by wire transfer to an account designated by such holder.

Unless otherwise provided in the applicable prospectus supplement, Debt Securities may be transferred or exchanged at the office of the Trustee at which its corporate trust business is principally administered in the United States or at the office of the Trustee or the Trustee’s agent in New York City at which its corporate agency business is conducted, subject to the limitations provided in the Indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith.

Registered Global Securities

The Debt Securities of a series may be issued in whole or in part in the form of one or more fully registered global securities (a “Global Security”) that will be deposited with a depositary (the “Depositary”), or with a nominee for a Depositary identified in the prospectus supplement relating to such series. In such case, one or more Global Securities will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of outstanding registered Debt Securities of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive registered form, a Global Security may not be registered for transfer or exchange except (1) by the Depositary to a nominee of such Depositary, (2) by a nominee of such Depositary to such Depositary or another nominee of such Depositary, (3) by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor or (4) in any other circumstance described in an applicable prospectus supplement.

The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Global Security will be described in the prospectus supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of Persons that have accounts with such Depositary (“participants”). The accounts to be credited will be designated by any underwriters or agents participating in the distribution of such Debt Securities. Ownership of beneficial interests in a Global Security will be limited to participants or Persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security (with respect to interests of participants) or by participants or Persons that hold interests through participants (with respect to interests of Persons other than participants). So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have the Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture.

Principal, premium, if any, and interest payments on Debt Securities represented by a Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Global Security. None of the Company, the Trustee, any registrar, any paying agent or any agent of the Company or the Trustee will have any responsibility or liability for (1) any aspect of the records relating to or payments made on account of beneficial ownership interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, (2) the payments to the beneficial owners of such Global Security of amounts paid to such Depositary or its nominee or (3) any other matter relating to the actions and practices of such Depositary, its nominees or any of its direct or indirect participants.

The Company expects that the Depositary for any Debt Securities represented by a Global Security, upon receipt of any payment of principal, premium or interest, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in “street names” and will be the responsibility of such participants.

If the Depositary for any Debt Securities represented by a Global Security is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, the Company will issue such Debt Securities in definitive form in exchange for such Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more Global Securities and, in such event, will issue Debt Securities of such series in definitive form in exchange for all of the Global Security or Securities representing such Debt Securities. In the event that the Company issues Debt Securities in definitive form in exchange for such Global Securities, ownership of beneficial interests in such Debt Securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by (or on behalf of) the Company for such Debt Securities.

Certain Covenants

The Indenture contains certain covenants of the Company, including the following:

•

the Company will punctually pay or cause to be paid the principal of, and any premium and interest on, the Debt Securities, at the places and times and in the manner provided in the Indenture and in the Debt Securities;

•

the Company will maintain an office or agency where the Debt Securities may be presented or surrendered for payment, transfer or exchange and where notices and demands to or upon the Company in respect of the Debt Securities and the Indenture may be served;

•

the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company will not be required to preserve any such right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business and the loss thereof is not materially disadvantageous to the holders of the Debt Securities; and

•

the Company will cause all properties used or useful in the conduct of its business of the Company or its subsidiaries to be maintained and kept in good condition, repair and working order and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on by the Company and its subsidiaries may be properly and advantageously conducted at all times; provided, however, that the Company and its subsidiaries will not be prevented from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, not materially detrimental to the conduct of the business of the Company and its subsidiaries, taken as a whole, and not materially disadvantageous to the holders of the Debt Securities.

Any restrictive covenants of the Company applicable to any series of Debt Securities will be described in the applicable prospectus supplement or other offering material.

Events of Default and Remedies

The following events are defined in the Indenture as “Events of Default” with respect to a series of Debt Securities:

•	default in the payment of any installment of interest on any Debt Securities of that series as and when the same become due and payable and continuance of such default for a period of 30 days;

•

default in the payment of principal or premium with respect to any Debt Securities of that series as and when the same become due and payable, whether at maturity, upon redemption, by declaration, upon required repurchase or otherwise;

•	default in the payment of any sinking fund payment with respect to any Debt Securities of that series as and when the same become due and payable;

•	failure on the part of the Company to comply with the provisions of the Indenture relating to consolidations, mergers and sales of assets;

•

failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Debt Securities of that series, in any resolution of the Board of Directors of the Company authorizing the issuance of that series of Debt Securities, in the Indenture with respect to such series or in any supplemental indenture with respect to such series (other than a covenant a default in the performance of which is otherwise specifically dealt with) continuing for a period of 60 days after the date on which written notice specifying such failure and requiring the Company to remedy the same has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Debt Securities of that series at the time outstanding;

•

indebtedness of the Company or any Restricted Subsidiary of the Company is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default, the total amount of such indebtedness unpaid or accelerated exceeds $20 million or the United States dollar equivalent thereof at the time and such default remains uncured or such acceleration is not rescinded for 10 days after the date on which written notice specifying such failure and requiring the Company to remedy the same has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Debt Securities of that series at the time outstanding;

•

the Company or any of its Restricted Subsidiaries (1) voluntarily commences any proceeding or file any petition seeking relief under the United States Bankruptcy Code or other federal or state bankruptcy, insolvency or similar law, (2) consents to the institution of, or fails to controvert within the time and in the manner prescribed by law, any such proceeding or the filing of any such petition, (3) applies for or consents to the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or any such Restricted Subsidiary or for a substantial part of its property, (4) files an answer admitting the material allegations of a petition filed against it in any such proceeding, (5) makes a general assignment for the benefit of creditors, (6) admits in writing its inability or fails generally to pay its debts as they become due, (7) takes corporate action for the purpose of effecting any of the foregoing or (8) takes any comparable action under any foreign laws relating to insolvency;

•

the entry of an order or decree by a court having competent jurisdiction for (1) relief with respect to the Company or any of its Restricted Subsidiaries or a substantial part of any of their property under the United States Bankruptcy Code or any other federal or state bankruptcy, insolvency or similar law, (2) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or any such Restricted Subsidiary or for a substantial part of any of their property (except any decree or order appointing such official of any Restricted Subsidiary pursuant to a plan under which the assets and operations of such Restricted Subsidiary are transferred to or combined with another Restricted Subsidiary or Subsidiaries of the Company or to the Company) or (3) the winding-up or liquidation of the Company or any such Restricted Subsidiary (except any decree or order approving or ordering the winding-up or liquidation of the affairs of a Restricted Subsidiary pursuant to a plan under which the assets and operations of such Restricted Subsidiary are transferred to or combined with another Restricted Subsidiary or Subsidiaries of the Company or the Company), and such order or decree continues unstayed and in effect for 60 consecutive days, or any similar relief is granted under any foreign laws and the order or decree stays in effect for 60 consecutive days;

•

any judgment or decree for the payment of money in excess of $20 million or the United States dollar equivalent thereof at the time is entered against the Company or any Restricted Subsidiary of the Company by a court or courts of competent jurisdiction, which judgment is not covered by insurance, and is not discharged and either (1) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (2) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged or waived or the execution thereof stayed and, in either case, such default continues for 10 days after the date on which written notice specifying such failure and requiring the Company to remedy the same has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Debt Securities of that series at the time outstanding; and

•	any other Event of Default provided with respect to Debt Securities of that series.

An Event of Default with respect to one series of Debt Securities is not necessarily an Event of Default for another series.

If an Event of Default described in the first, second, third, fourth, fifth, sixth, ninth or tenth bullet points above occurs and is continuing with respect to any series of Debt Securities, unless the principal and interest with respect to all the Debt Securities of such series has already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Debt Securities of such series then outstanding may declare the principal of (or, if Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in such series) and interest on all the Debt Securities of such series due and payable immediately. If an Event of Default described in the seventh or eighth bullet points above occurs, unless the principal and interest with respect to all the Debt Securities of the series has become due and payable, the principal of (or, if any series are Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in such series) and interest on all Debt Securities of all series then outstanding will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Debt Securities.

If an Event of Default occurs and is continuing, the Trustee will be entitled and empowered to institute any action or proceeding for the collection of the sums so due and unpaid or to enforce the performance of any provision of the Debt Securities of the affected series or the Indenture, to prosecute any such action or proceeding to judgment or final decree and to enforce any such judgment or final decree against the Company or any other obligor on the Debt Securities of such series. In addition, if there are any pending proceedings for the bankruptcy or reorganization of the Company or any other obligor on the Debt Securities, or if a receiver, trustee or similar official has been appointed for its property, the Trustee will be entitled and empowered to file and prove a claim for the whole amount of principal, premium and interest (or, in the case of Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in the terms of such series) owing and unpaid with respect to the Debt Securities. No holder of any Debt Security of any series will have any right to institute any action or proceeding upon or under or with respect to the Indenture, for the appointment of a receiver or trustee or for any other remedy, unless (1) such holder previously has given to the Trustee written notice of an Event of Default with respect to Debt Securities of that series and of the continuance thereof, (2) the holders of not less than 25% in aggregate principal amount of the outstanding Debt Securities of that series have made written request to the Trustee to institute such action or proceeding with respect to such Event of Default and have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby and (3) the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such action or proceeding and no direction inconsistent with such written request has been given to the Trustee pursuant to the provisions of the Indenture.

Prior to the acceleration of the maturity of the Debt Securities of any series, the holders of a majority in aggregate principal amount of the Debt Securities of that series at the time outstanding may, on behalf of the holders of all Debt Securities of that series, waive any past default or Event of Default and its consequences for that series, except (1) a default in the payment of the principal, premium or interest with respect to such Debt Securities or (2) a default with respect to a provision of the Indenture that cannot be amended without the consent of each holder affected thereby. In case of any such waiver, such default will cease to exist, any Event of Default arising therefrom will be deemed to have been cured for all purposes and the Company, the Trustee and the holders of the Debt Securities of that series will be restored to their former positions and rights under the Indenture.

The Trustee will, within 90 days after the occurrence of a default known to it with respect to a series of Debt Securities, give to the holders of the Debt Securities of such series notice of all defaults with respect to such series known to it, unless such defaults have been cured or waived before the giving of such notice; provided, however, that except in the case of default in the payment of principal, premium or interest with respect to the Debt Securities of such series or in the making of any sinking fund or purchase payment with respect to the Debt Securities of such series, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such Debt Securities.

Modification of the Indenture

The Company and the Trustee may enter into supplemental indentures without the consent of the holders of Debt Securities issued under the Indenture for one or more of the following purposes:

•

to evidence the succession of another person to the Company pursuant to the provisions of the Indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of the covenants, agreements and obligations of the Company in the Indenture and in the Debt Securities;

•

to surrender any right or power conferred upon the Company by the Indenture, to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of Debt Securities as the Board of Directors of the Company shall consider to be for the protection of the holders of such Debt Securities and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or an Event of Default under the Indenture (provided, however, that with respect to any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the Trustee upon such default or may limit the right of holders of a majority in aggregate principal amount of any or all series of Debt Securities to waive such default);

•

to cure any ambiguity or to correct or supplement any provision contained in the Indenture, in any supplemental indenture or in any Debt Securities that may be defective or inconsistent with any other provision contained therein, to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or to make such other provisions in regard to matters or questions arising under the Indenture as do not adversely affect the interests of any holders of Debt Securities of any series;

•	to modify or amend the Indenture in such a manner as to permit the qualification of the Indenture or any supplemental indenture under the Trust Indenture Act as then in effect;

•

to add or change any of the provisions of the Indenture to change or eliminate any restrictions on the payment of principal, premium or interest with respect to the Debt Securities so long as any such action does not adversely affect the interests of the holders of Debt Securities of any series in any material respect or permit or facilitate the issuance of Debt Securities of any series in uncertificated form;

•	to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and in the Debt Securities;

•	to add guarantees with respect to the Debt Securities or to secure the Debt Securities;

•

to add to, change or eliminate any of the provisions of the Indenture with respect to one or more series of Debt Securities, so long as any such addition, change or elimination not otherwise permitted under the Indenture (1) neither applies to any Debt Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modifies the rights of the holders of any such Debt Security with respect to such provision or (2) becomes effective only when there is no such Debt Security outstanding;

•

to evidence and provide for the acceptance of appointment by a successor or separate Trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the Indenture by more than one Trustee; and

•	to establish the form or terms of Debt Securities of any series, as described under the heading “—General” above.

With the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected thereby, the Company and the Trustee may from time to time and at any time enter into a supplemental indenture for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holder of the Debt Securities of such series; provided, however, that without the consent of the holders of each Debt Security so affected, no such supplemental indenture may (1) reduce the percentage in principal amount of Debt Securities of any series whose holders must consent to an amendment, (2) reduce the rate of or extend the time for payment of interest on any Debt Security, (3) reduce the principal of or extend the stated maturity of any Debt Security, (4) reduce the premium payable upon the redemption of any Debt Security or change the time at which any Debt Security may or must be redeemed, (5) make any Debt Security payable in a currency other than that stated in the Debt Security, (6) release any security that may have been granted with respect to the Debt Securities or (7) make any change in certain provisions of the Indenture relating to waivers of defaults or modifications of the Indenture with the consent of holders of the Debt Securities.

Consolidation, Merger and Sale of Assets

The Company may not consolidate with or merge with or into any person, or convey, transfer or lease all or substantially all of its assets, unless the following conditions have been satisfied:

•

either (1) the Company is the continuing person in the case of a merger or (2) the resulting, surviving or transferee person, if other than the Company (the “Successor Company”), is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia and expressly assumes all of the obligations of the Company under the Debt Securities and the Indenture;

•

immediately after giving effect to such transaction (and treating any indebtedness that becomes an obligation of the Successor Company or any subsidiary of the Company as a result of such transaction as having been incurred by the Successor Company or such subsidiary at the time of such transaction), no default or Event of Default would occur or be continuing; and

•	the Company has delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, or transfer complies with the Indenture.

Satisfaction and Discharge of the Indenture; Defeasance

The Indenture will generally cease to be of any further effect with respect to a series of Debt Securities if (1) the Company has delivered to the Trustee for cancellation all Debt Securities of such series (with certain limited exceptions) or (2) all Debt Securities of such series not theretofore delivered to the Trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and the Company has deposited with the Trustee as trust funds the entire amount in the currency in which the Debt Securities are denominated sufficient to pay at maturity or upon redemption all such Debt Securities, including principal and premium, if any, and interest due or to become due on such date of maturity or redemption date, as the case may be, and if, in either case, the Company also pays or causes to be paid all other sums payable under the Indenture by the Company.

In addition, the Company has a “legal defeasance option” (pursuant to which it may terminate, with respect to the Debt Securities of a particular series, all of its obligations under such Debt Securities and the Indenture with respect to such Debt Securities) and a “covenant defeasance option” (pursuant to which it may terminate, with respect to the Debt Securities of a particular series, its obligations with respect to such Debt Securities under certain specified covenants contained in the Indenture or supplemental indenture). If the Company exercises its legal defeasance option with respect to a series of Debt Securities, payment of such Debt Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option with respect to a series of Debt Securities, payment of such Debt Securities may not be accelerated because of an Event of Default related to the specified covenants.

The Company may exercise its legal defeasance option or its covenant defeasance option with respect to the Debt Securities of a series only if:

•

the Company irrevocably deposits in trust with the Trustee cash or U.S. Government Obligations for the payment of principal, premium and interest with respect to such Debt Securities to maturity or redemption, as the case may be;

•

the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal, premium and interest when due with respect to all the Debt Securities of such series to maturity or redemption, as the case may be;

•

123 days pass after the deposit is made and during the 123-day period no default described in the seventh or eighth bullet points under the heading “—Events of Default and Remedies” above with respect to the Company occurs that is continuing at the end of such period;

•	no default has occurred and is continuing on the date of such deposit and after giving effect thereto;

•	the deposit does not constitute a default under any other agreement binding on the Company;

•

the Company delivers to the Trustee an opinion of counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

•	the Company delivers to the Trustee an opinion of counsel addressing certain federal income tax matters relating to the defeasance; and

•

the Company delivers to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the Debt Securities of such series as contemplated by the Indenture have been complied with.

The Trustee will hold in trust money or U.S. Government Obligations deposited with it as described above and will apply the deposited cash and the proceeds from deposited U.S. Government Obligations to the payment of principal, premium and interest with respect to the Debt Securities of the defeased series.

The Trustee

The Indenture does not prohibit the Trustee from serving as trustee under any other indenture to which the Company may be a party from time to time or from engaging in other transactions with the Company. The Company may maintain banking and other commercial relationships with the Trustee and its affiliates in the ordinary course of business and the Trustee may own Debt Securities.

Governing Law

The Indenture is, and the Debt Securities will be, governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

The following summary describes the material features of our capital stock. This summary does not describe every aspect of our capital stock and is subject to, and qualified in its entirety by reference to, all the provisions of our amended articles of incorporation and code of regulations, as currently in effect, each of which is filed as an exhibit to the registration statement of which this prospectus is a part, and the applicable provisions of Ohio law.

Authorized Capital Stock

Our authorized capital stock consists of 150,000,000 common shares, without par value, 500,000 Class A Preferred Shares, without par value, and 500,000 Class B Preferred Shares, without par value. As of March 31, 2010, there were (1) 79,254,092 common shares issued and outstanding and (2) no Class A Preferred Shares or Class B Preferred Shares issued and outstanding.

Common Shares

Holders of our common shares are entitled to:

•	one vote for each common share held;

•	receive dividends when and as declared by our Board of Directors from funds legally available therefor, subject to the rights of holders of our preferred shares, if any; and

•

share ratably in our net assets, legally available to our shareholders in the event of our dissolution, liquidation or winding up, after provision for distribution to the holders of any preferred shares and to the payment in full of all amounts required to be paid to creditors or provision for such payment.

Holders of our common shares have no preemptive, subscription, redemption, conversion or cumulative voting rights. Our outstanding common shares are, and any common shares that we issue pursuant to this prospectus and a prospectus supplement will be, when issued, fully paid and nonassessable.

Preferred Shares

Under our amended articles of incorporation, our Board of Directors is authorized to issue, without any further vote or action by our shareholders, subject to certain limitations prescribed by Ohio law and the rules and regulations of the New York Stock Exchange, up to an aggregate of 500,000 Class A Preferred Shares and 500,000 Class B Preferred Shares, in one or more series. Our Board of Directors is also authorized to fix or change the rights, preferences, qualifications and limitations of each series, including the division of such shares into series and the designation and authorized number of each series, dividend and distribution rights, liquidation rights, preferences and price, redemption rights and price, sinking fund requirements, preemptive rights, conversion rights and restrictions on issuance of shares. Subject to the provisions of any applicable law, holders of Class A Preferred Shares and holders of Class B Preferred Shares are entitled to one vote per share and ten votes per share, respectively, on matters to be voted upon by the holders of common shares and preferred shares voting together as a single class. Ohio law also entitles the holders of preferred shares to exercise a class vote on certain matters.

Our Board of Directors may authorize the issuance of preferred shares with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common shares. The issuance of preferred shares could have the effect of decreasing the market price of our common shares. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of the Company without further action by our shareholders.

Anti-Takeover Effects of Amended Articles of Incorporation, Code of Regulations and Ohio Law

Certain provisions in our amended articles of incorporation and code of regulations and the Ohio Revised Code could discourage potential takeover attempts and make attempts by shareholders to change management more difficult. A description of these provisions is set forth below.

Classified Board of Directors

Our Board of Directors is divided into three classes, with three-year staggered terms. This classification system increases the difficulty of replacing a majority of the directors at any one time and may tend to discourage a third party from making a tender offer or otherwise attempting to gain control of us. It also may maintain the incumbency of our Board of Directors.

Removal of Directors

Under our amended articles of incorporation, any director, or the entire Board of Directors, may be removed from office, with or without cause, only by the affirmative vote of 75% of the voting power of the Company voting together as a single class. However, under current Ohio law, the directors of an issuing public corporation with a classified board may only be removed for cause. Because the Company is an issuing public corporation and has a classified Board of Directors, the directors of the Company may only be removed for cause. Directors may also be removed from office, but only for cause, by the affirmative vote of three-fourths of the directors then in office.

Advance Notice Requirements for Shareholder Proposals and Nominations for Election as Directors

Under our code of regulations, shareholders seeking to bring business before an annual meeting of shareholders or to nominate candidates for election as directors at an annual meeting must provide timely notice thereof in writing to the Company.

To be timely, a shareholder’s notice with respect to business to be brought before an annual meeting must be delivered to, or mailed and received by, the Company not less than 30 days prior to an annual meeting. However, if less than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, the shareholder’s notice must be received no later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

In order to nominate an individual for election as a director at a meeting, a shareholder must give written notice of the shareholder’s intention to make such nomination. The notice must be delivered to, or mailed and received by, the Company not less than 14 days or more than 50 days prior to any meeting called for the election of directors. However, if notice or public disclosure of the date of the meeting is given or made less than 21 days prior to the meeting, the shareholder notice must be received by the Company not later than the close of business on the seventh day following the day on which notice of the date of the meeting was mailed or publicly disclosed.

No Shareholder Action by Written Consent

Under our amended articles of incorporation, any action required or permitted to be taken by our shareholders must be effected at a duly called meeting of the shareholders and may not be effected by an action by written consent of the shareholders. This prevents our shareholders from initiating or effecting any action by written consent, thereby limiting the ability of shareholders to take actions opposed to our Board of Directors.

Special Meetings of Shareholders

Our code of regulations provides that special meetings of shareholders may be called only by the chairman of the board, the president, the secretary, the Board of Directors at a meeting, a majority of the directors acting without a meeting or the holders of at least 50% of all shares outstanding and entitled to vote at such meeting.

Supermajority Voting Provisions

Under the Ohio General Corporation Law, in the case of most mergers, sales of all or substantially all the assets of a corporation and amendments to a corporation’s articles of incorporation, the affirmative vote of two-thirds of the voting power of the corporation is required unless the corporation’s articles of incorporation provide for a lower amount not less than a majority. Our amended articles of incorporation change the default voting requirement provided by the Ohio General Corporation Law to a majority of the voting power, except that the affirmative vote of 75% of the voting power is required with respect to certain transactions between the Company and “substantial shareholders” as described below under the heading “—Transactions With Substantial Shareholders.”

Transactions With Substantial Shareholders

Under our amended articles of incorporation, certain transactions between the Company and a “substantial shareholder” must be approved by the affirmative vote of the holders of 75% of the voting power of the Company (which vote must also include the affirmative vote of the holders of a majority of the voting power of the Company excluding the substantial shareholder in question). A “substantial shareholder” is defined as any person who beneficially owns more than 15% of our voting power or is an affiliate of the Company and at any time within the past three years beneficially owned more than 15% of our voting power. Transactions requiring a supermajority shareholder vote include:

•

any merger or consolidation of the Company or any subsidiary of the Company with or into any substantial shareholder or any other corporation which, after such merger or consolidation, would be an affiliate of a substantial shareholder;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with any substantial shareholder of any substantial part of the assets of the Company or any subsidiary of the Company;

•

the issuance or transfer by the Company or any subsidiary of the Company of equity securities to any substantial shareholder for consideration having an aggregate fair market value of $25 million or more;

•	the adoption of any plan or proposal for the liquidation or dissolution of the Company if, as of the record date relating to such event, any person shall be a substantial shareholder; and

•

any reclassification of securities or recapitalization of the Company, or any reorganization, merger or consolidation of the Company with any of its subsidiaries or any similar transaction which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding equity securities of the Company or any subsidiary of the Company directly or beneficially owned by any substantial shareholder.

A supermajority shareholder vote is not required, however, with respect to any of the foregoing transactions which is approved by three-fourths of the Company’s Board of Directors, provided that a majority of the directors in office and acting upon such matter are “continuing directors” (as defined in our amended articles of incorporation).

Control Share Acquisition Act

The Ohio General Corporation Law provides that certain notice and informational filings, and special shareholder meeting and voting procedures, must occur prior to any person’s acquisition of an issuer’s shares that would entitle the acquirer to exercise or direct the voting power of the issuer in the election of directors within any of the following ranges:

•	one-fifth or more but less than one-third of such voting power;

•	one-third or more but less than a majority of such voting power; and

•	a majority or more of such voting power.

This provision, which is known as the Control Share Acquisition Act, does not apply to a corporation if its articles of incorporation or code of regulations so provide. We have opted out of the application of the Control Share Acquisition Act in our code of regulations.

Merger Moratorium Statute

Chapter 1704 of the Ohio Revised Code, which is known as the Merger Moratorium Statute, generally addresses a wide range of business combinations and other transactions (including mergers, consolidations, asset sales, loans, disproportionate distributions of property and disproportionate issuances or transfers of shares or rights to acquire shares) between an Ohio corporation and an “interested shareholder” who, alone or with others, may exercise or direct the exercise of at least 10% of the voting power of the corporation in the election of directors. The Merger Moratorium Statute does not apply to a corporation if its articles of incorporation so provide. We have opted out of the application of the Merger Moratorium Statute in our amended articles of incorporation.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings (loss) to fixed charges for the nine months ended February 28, 2010 and for each of the previous five fiscal years. Our ratio of earnings (loss) to fixed charges for each of the periods set forth below has been computed on a consolidated basis and should be read in conjunction with our consolidated financial statements, including the notes to those financial statements, and other information set forth in our reports filed with the SEC.

	Nine Months Ended February 28, 2010	For the Fiscal Year Ended May 31,
		2009		2008	2007	2006	2005
Ratio of earnings (loss) to fixed charges(1)	2.4	(3.7	)(2)	7.2	10.0	8.7	11.1

(1)	The ratio of earnings (loss) to fixed charges is computed by dividing the fixed charges of Worthington Industries, Inc. and our consolidated subsidiaries into earnings or loss. Earnings (loss) consists of earnings (loss) before income taxes and net earnings attributable to non-controlling interest (a) plus (i) distributions from unconsolidated affiliates, (ii) capitalized interest amortization and (iii) fixed charges and (b) less (i) equity in net income of unconsolidated affiliates and (ii) capitalized interest. Fixed charges include interest expense (which includes the amortization of debt offering costs), capitalized interest, fees related to our revolving trade accounts receivable securitization facility, and the portion of rent expense which is deemed to be representative of the interest factor.
(2)	For the fiscal year ended May 31, 2009, our earnings were insufficient to cover our fixed charges by $113.9 million.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include repayment or refinancing of indebtedness, working capital additions, capital expenditures, repurchases of our common shares, dividends, acquisitions and other strategic investments. Until we apply the proceeds from the sale of the securities, we may invest funds not required immediately for such purposes in short-term investment grade securities or as set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell any of the securities being offered by this prospectus in any one or more of the following ways from time to time:

•	to or through underwriters;

•	to or through dealers;

•	through agents;

•	directly to purchasers;

•	through any combination of these methods of sale; or

•	through any other methods described in a prospectus supplement.

The prospectus supplement with respect to the securities being offered will describe the specific plan of distribution and the terms of the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts, selling commissions, agency fees or other items constituting underwriters’, dealers’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers or agents; and

•	any securities exchanges on which the securities may be listed.

Underwriters

Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If we use underwriters, we will execute an underwriting agreement with those underwriters relating to the securities that we will offer. Unless we state otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase these securities will be subject to certain conditions and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

The underwriters will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

Dealers

If we use dealers in a sale, unless otherwise specified in the applicable prospectus supplement, we will sell the securities to the dealers as principals. The dealers may then resell such securities to the public at varying prices that they determine at the time of resale.

Agents

If we use agents in a sale, unless otherwise specified in the applicable prospectus supplement, the agents will act on a best efforts basis to solicit purchases for the period of their appointment.

Compensation

In connection with the sale of our securities, underwriters or agents may receive compensation from us or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Any underwriting compensation paid by us to underwriters or agents in connection with an offering of securities, and any discounts, concessions or commissions allowed or reallowed or paid to dealers, will be specified in the applicable prospectus supplement.

Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit realized by them on the resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

Direct Sales

We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to resales of the securities. We will describe the terms of any direct sales in the applicable prospectus supplement.

Delayed Delivery Contracts

We may authorize underwriters, dealers or agents to solicit offers by institutions to purchase securities from us at the public offering price stated in the applicable prospectus supplement under delayed delivery contracts. These contracts provide for payment and delivery on a specified date in the future. If we use delayed delivery contracts, the applicable prospectus supplement will disclose such use and describe the conditions to which the delayed delivery contracts will be subject and the commissions payable for the solicitation of the delayed delivery contracts.

Indemnification

We may indemnify underwriters, dealers or agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act, and agree to contribute to payments which these underwriters, dealers or agents may be required to make.

General Information

Underwriters, agents or dealers and their affiliates may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

The securities offered hereby may be a new issue of securities with no established trading market. Any underwriters that purchase securities from us may make a market in these securities. The underwriters will not be obligated, however, to make a market and may discontinue market-making at any time without notice to holders of the securities. We cannot assure you that there will be liquidity in the trading market for any securities of any series.

In order to facilitate an offering of securities, persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the offered securities. Such transactions, if commenced, may be discontinued at any time. If any such activities will occur, they will be described in the applicable prospectus supplement.

CERTAIN LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Vorys, Sater, Seymour and Pease LLP, Columbus, Ohio. As of the date of this prospectus, members of Vorys, Sater, Seymour and Pease LLP, and attorneys employed thereby, together with members of their immediate families, owned an aggregate of approximately 138,785 of our common shares. Certain legal matters with respect to the offered securities may be passed upon by counsel for any underwriters, dealers or agents, each of whom will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and schedule of Worthington Industries, Inc. and subsidiaries as of May 31, 2009 and 2008, and for each of the years in the three-year period ended May 31, 2009, and management’s assessment of the effectiveness of internal control over financial reporting as of May 31, 2009, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Worthington Armstrong Venture and subsidiaries (a general partnership) as of December 31, 2009 and 2008, and for each of the years in the three-year period ended December 31, 2009, and as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s Internet website at www.sec.gov. You may also read and copy any of these SEC filings at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available on our website at www.worthingtonindustries.com. The information on our website is not a part of this prospectus or any applicable prospectus supplement or other offering material.

We filed a registration statement on Form S-3 to register with the SEC the securities described in this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all the information contained in the registration statement or the exhibits to the registration statement. You may refer to the registration statement and accompanying exhibits for more information about us and our securities.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information in documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede information included or previously incorporated by reference in this prospectus from the date we file the document containing such information.

Except to the extent furnished and not filed with the SEC under Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by SEC rules, we incorporate by reference in this prospectus the following documents that we have filed with the SEC and any future documents that we will file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus until we complete or terminate the offering of the securities offered by this prospectus and the applicable prospectus supplement(s):

•	our Annual Report on Form 10-K for the fiscal year ended May 31, 2009;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended August 31, 2009, November 30, 2009 and February 28, 2010;

•

our Current Reports on Form 8-K filed on June 1, 2009, June 9, 2009, September 4, 2009, September 30, 2009 (excluding Items 2.02 and 7.01), October 2, 2009 (excluding Item 2.02), October 22, 2009, February 1, 2010 (as amended on February 1, 2010), March 1, 2010 and April 8, 2010;

•	our definitive proxy statement on Schedule 14A with respect to our Annual Meeting of Shareholders held on September 30, 2009; and

•

the description of our common shares contained in our Registration Statement on Form 8-A (File No. 001-08399) filed on March 27, 2000, together with any subsequent registration statement or report filed for the purpose of updating such description.

We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference in this prospectus (other than exhibits to those documents unless they are specifically incorporated by reference in those documents). Requests should be directed to:

Worthington Industries, Inc.

200 Old Wilson Bridge Road

Columbus, Ohio 43085

Attention: Investor Relations Department

(614) 438-3210

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses (other than underwriting discounts and commissions) expected to be incurred by the registrant in connection with the issuance and distribution of securities registered hereby.

SEC registration fees		(1)
Printing and engraving expenses (2)	$30,000
Trustee fees and expenses (2)	$30,000
Legal fees and expenses (2)	$180,000
Accounting fees and expenses (2)	$150,000
Rating agency fees (2)	$140,000
Miscellaneous (2)	$30,000
Total (2)	$560,000

(1)	In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the registration fee for the securities registered under this registration statement.
(2)	Estimated. The actual amounts of such fees and expenses will be determined from time to time.

Item 15.	Indemnification of Directors and Officers.

Under Section 1701.13(E) of the Ohio Revised Code (the “OGCL”), directors, officers, employees and agents of Ohio corporations have an absolute right to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with any action, suit or proceeding to the extent they are successful in defense of the action, suit or proceeding, including derivative actions, brought against them, or in defense of any claim, issue or matter asserted in any such action, suit or proceeding. A director, officer, employee or agent is entitled to such indemnification if such person’s success is “on the merits or otherwise.”

Section 1701.13(E) of the OGCL permits a corporation to indemnify directors, officers, employees or agents of the corporation or individuals who are or were serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation or entity in circumstances where indemnification is not mandated by the statute if certain statutory standards are satisfied. A corporation may grant indemnification in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, investigative or administrative, other than derivative actions, if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the indemnitee’s conduct was unlawful. Such indemnification is permitted against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with the action, suit or proceeding. A corporation may also provide indemnification in derivative actions for expenses (including attorney’s fees) actually and reasonably incurred in connection with the defense or settlement of an action or suit if the officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation. Ohio law does not expressly authorize indemnification against judgments, fines and amounts paid in settlement of derivative actions. A corporation may not indemnify a director, officer, employee or agent in derivative actions for expenses (including attorney’s fees) if such person is adjudged to be liable for negligence or misconduct in the performance of such person’s duties to the corporation unless, and only to the extent that, a court determines that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity as the court deems proper. In addition, a corporation may not indemnify a director in any action or suit in which the only liability asserted against the director is for approving unlawful loans, dividends or distribution of assets under Section 1701.95 of the OCGL.

Section 1701.13(E) of the OGCL permits a corporation to pay expenses (including attorney’s fees) incurred by a director, officer, employee or agent as they are incurred, in advance of the final disposition of the action, suit or proceeding, as authorized by the corporation’s directors and upon receipt of an undertaking by such person to repay such amount if it is ultimately determined that such person is not entitled to indemnification.

Section 1701.13(E) of the OGCL states that the indemnification provided thereby is not exclusive of, and is in addition to, any other rights granted to persons seeking indemnification under the corporation’s articles or regulations, any agreement, a vote of the corporation’s shareholders or disinterested directors or otherwise.

Section 1701.13(E) of the OGCL grants express power to a corporation to purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit and self-insurance, for director, officer, employee or agent liability, regardless of whether that individual is otherwise eligible for indemnification by the corporation.

The registrant’s Code of Regulations (the “Regulations”) provides for broader indemnification than specifically afforded under Section 1701.13(E) of the OGCL. The Regulations provide that the registrant must indemnify officers and directors against expenses (including attorneys’ fees, filing fees, court reporters’ fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any pending, threatened or completed action, suit or proceeding (whether criminal, civil, administrative or investigative and whether a derivative suit or not) by reason of the fact that any such individual is or was a director, officer, employee, agent or volunteer of the registrant or is or was serving at the request of the registrant as a director, trustee, officer, employee, member, manager, agent or volunteer of another corporation or other entity so long as such individual’s act or omission giving rise to the claim for indemnification was not occasioned by such individual’s intent to cause injury to, or by such individual’s reckless disregard for the best interests of, the registrant and, with respect to any criminal matter, such individual had no reasonable cause to believe such individual’s conduct was unlawful. The Regulations forbid the registrant from indemnifying an officer or director in a derivative action if such person is adjudged to be liable for an act or omission occasioned by such person’s deliberate intent to cause injury to, or by such person’s reckless disregard for the best interests of, the registrant unless and only to the extent the Court of Common Pleas in Franklin County, Ohio, or the court in which the action was brought, despite such adjudication of liability and in view of all the circumstances, concludes that such person is fairly and reasonably entitled to such indemnity as the court deems proper.

The Regulations recite a presumption (which may only be rebutted by clear and convincing evidence) that no act or omission by a person claiming indemnification was occasioned by an intent to cause injury to, or by a reckless disregard for the best interests of, the registrant and, with respect to any criminal matter, that such person had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendre or its equivalent, does not, by itself, rebut this presumption.

The Regulations state that, to the extent an officer or director is successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein, such officer or director must be promptly indemnified by the registrant against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) actually and reasonably incurred by him or her in connection therewith.

The Regulations state that an indemnitee’s expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) must be paid by the registrant in advance of the final disposition of the action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred, but only if such officer or director first agrees, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which such person shall have not been successful on the merits or otherwise, if it is proved by clear and convincing evidence in a court of competent jurisdiction that, in respect of any such claim, issue or other matter, such person’s relevant action or failure to act was occasioned by his or her deliberate intent to cause injury to the registrant or his or her reckless disregard for the best interests of the registrant, unless, and only to the extent that, the Court of Common Pleas of Franklin County, Ohio or the court in which such action or suit was brought determines that, despite such determination and in view of all of the circumstances, such officer or director is fairly and reasonably entitled to all or part of such indemnification.

The Regulations state that the indemnification provided thereby is not exclusive of, and is in addition to, any other rights to which any person seeking indemnification may be entitled under the registrant’s articles or regulations, any agreement, a vote of the registrant’s disinterested directors or otherwise. Additionally, the Regulations provide that the registrant may purchase and maintain insurance or furnish similar protection on behalf of any person who is or was a director, officer, employee, agent or volunteer of the registrant, or who is or was serving another entity as a director, trustee, officer, employee, member, manager, agent or volunteer of another corporation or entity at the request of the registrant, against any liability asserted against such person and incurred by such person in such capacity, or arising out of such person’s status as such, whether or not the registrant would have the obligation or power to indemnify such person under the Regulations.

The registrant has entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements generally obligate the registrant to hold harmless and indemnify such directors and executive officers against specified expenses and liabilities they may incur in the performance of their duties to the greatest extent permitted by Ohio law, provided that (1) such directors and executive officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful and (2) with respect to proceedings by or in the right of the registrant (a) such executive officers were not adjudged to be liable to the registrant for negligence or misconduct in the performance of their duties to the registrant or (b) such directors were not adjudged to be liable to the registrant for (i) an act or omission undertaken with deliberate intent to cause injury to the registrant or with reckless disregard for the best interests of the registrant or (ii) approving unlawful loans, dividends or distributions of assets under Section 1701.95 of the OCGL. The indemnification agreements also require the registrant to advance expenses to a director or executive officer prior to the final disposition of a proceeding if specified conditions are satisfied. The indemnification agreements provide procedures for determining a director’s or executive officer’s entitlement to indemnification and specify certain remedies relating to indemnification and advancement of expenses. The indemnification agreements do not exclude any other rights to indemnification or advancement of expenses to which a director or executive officer may be entitled under the registrant’s Amended Articles of Incorporation or Regulations, applicable law (including the OCGL), any insurance policy, any contract or otherwise.

The Board of Directors of the registrant has in the past maintained, and may in the future maintain, insurance to insure its present or former directors, officers and employees against liabilities and expenses arising out of any claim or breach of duty, error, misstatement, misleading statement, omission or other acts done by reasons of their being such directors, officers or employees of the registrant.

Item 16.	Exhibits.

Unless otherwise noted, the documents listed below are filed with this registration statement as exhibits or incorporated into this registration statement by reference:

Exhibit Number	Description
1.1	Form of Underwriting Agreement *

4.1	Amended Articles of Incorporation of the Registrant, as filed with Ohio Secretary of State on October 13, 1998 (incorporated herein by reference to Exhibit 3(a) to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended August 31, 1998 (SEC File No. 0-4016))

4.2	Code of Regulations of the Registrant as amended through September 28, 2000 [for SEC reporting compliance purposes only] (incorporated herein by reference to Exhibit 3(b) to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2000 (SEC File No. 1-8399))

4.3	Form of Indenture between the Registrant and U.S. Bank National Association, as Trustee, relating to the Debt Securities (filed herewith)

4.4	Form of Debt Securities *

5.1	Opinion of Vorys, Sater, Seymour and Pease LLP as to the legality of the securities (filed herewith)

12.1	Computation of Ratio of Earnings to Fixed Charges (filed herewith)

23.1	Consent of Independent Registered Public Accounting Firm (KPMG LLP) (filed herewith)

23.2	Consent of Independent Auditor (KPMG LLP) with respect to consolidated financial statements of Worthington Armstrong Venture (filed herewith)

23.3	Consent of Vorys, Sater, Seymour and Pease LLP (included in Exhibit 5.1)

24.1	Power of Attorney (filed herewith)

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association (filed herewith)

*	To be filed, if necessary, by an amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, that is incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part the registration statement will, as to a purchaser with a time of contract for sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on April 8, 2010.

WORTHINGTON INDUSTRIES, INC.

By:	/s/ B. ANDREW ROSE
Name:	B. Andrew Rose
Title:	Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN P. MCCONNELL John P. McConnell	Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	April 8, 2010

/s/ B. ANDREW ROSE B. Andrew Rose	Vice President and Chief Financial Officer (Principal Financial Officer)	April 8, 2010

/s/ RICHARD G. WELCH Richard G. Welch	Controller (Principal Accounting Officer)	April 8, 2010

* John B. Blystone	Director	*

* Michael J. Endres	Director	*

* Peter Karmanos, Jr.	Director	*

* John R. Kasich	Director	*

* Carl A. Nelson, Jr.	Director	*

* Sidney A. Ribeau	Director	*

* Mary F. Schiavo	Director	*

*	The undersigned, by signing his name hereto, does hereby sign and execute this registration statement on behalf of each of the above-identified directors pursuant to a power of attorney executed by such directors, which power of attorney is filed as an exhibit to this registration statement.

*	By:	/s/ JOHN P. MCCONNELL	Date: April 8, 2010
John P. McConnell
Attorney-In-Fact

INDEX TO EXHIBITS

Exhibit Number	Description
1.1	Form of Underwriting Agreement *

4.1	Amended Articles of Incorporation of the Registrant, as filed with Ohio Secretary of State on October 13, 1998 (incorporated herein by reference to Exhibit 3(a) to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended August 31, 1998 (SEC File No. 0-4016))

4.2	Code of Regulations of the Registrant as amended through September 28, 2000 [for SEC reporting compliance purposes only] (incorporated herein by reference to Exhibit 3(b) to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2000 (SEC File No. 1-8399))

4.3	Form of Indenture between the Registrant and U.S. Bank National Association, as Trustee, relating to the Debt Securities (filed herewith)

4.4	Form of Debt Securities *

5.1	Opinion of Vorys, Sater, Seymour and Pease LLP as to the legality of the securities (filed herewith)

12.1	Computation of Ratio of Earnings to Fixed Charges (filed herewith)

23.1	Consent of Independent Registered Public Accounting Firm (KPMG LLP) (filed herewith)

23.2	Consent of Independent Auditor (KPMG LLP) with respect to consolidated financial statements of Worthington Armstrong Venture (filed herewith)

23.3	Consent of Vorys, Sater, Seymour and Pease LLP (included in Exhibit 5.1)

24.1	Power of Attorney (filed herewith)

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association (filed herewith)

*	To be filed, if necessary, by an amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, that is incorporated herein by reference.